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                                                            Exhibit 15(a)(ii)(a)

               AMENDMENT TO PARTICIPATING ORGANIZATION AGREEMENT
                BETWEEN BISYS FUND SERVICES LIMITED PARTNERSHIP
            (FORMERLY THE WINSBURY COMPANY LIMITED PARTNERSHIP) AND
                       FIRST OF AMERICA BANK CORPORATION
                             DATED OCTOBER 1, 1993


  This Amendment supersedes the Amendment to the Participating Organization Agreement dated as of September 21, 1994.

  Article 3.7 of the Participating Organization Agreement is hereby amended to read as follows:

  3.7 Participating Organizations shall be entitled to receive a distribution fee ("12b-1 Fee"), pursuant to the Plan, attached as Exhibit B, from Distributor at a rate per annum based on the net asset value of the Group's Investor A Shares, as computed in the manner specified in the Group's registration statement, purchased by each Participating Organizations as agent for its Customers. Pursuant to an arrangement between the Agent and the Participating Organization, all of the 12b-1 Fees payable to Participating Organizations shall be made to Agent for allocation to the various Participating Organizations. The rate at which such 12b-1 Fees shall be paid is set forth on the attached Exhibit C as amended from time to time.

                                         BISYS FUND SERVICES LIMITED
                                         PARTNERSHIP (formerly The Winsbury
                                         Company Limited Partnership)

                                         By:  BISYS FUND SERVICES, INC.
                                              General Partner


                                          /s/ Stephen G. Mintos
                                         -------------------------
                                         Stephen G. Mintos
                                         Executive Vice President

                                         FIRST OF AMERICA BANK
                                         CORPORATION, as Agent for the
                                         various Participating Organizations


                                         By: /s/ John B. Rapp
                                             -----------------------
                                             John B. Rapp
                                             Executive Vice President
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                                                        DATED:  NOVEMBER 8, 1995

                                   EXHIBIT C
                                       TO
                      PARTICIPATING ORGANIZATION AGREEMENT
                BETWEEN BISYS FUND SERVICES LIMITED PARTNERSHIP
            (FORMERLY THE WINSBURY COMPANY LIMITED PARTNERSHIP) AND
                       FIRST OF AMERICA BANK CORPORATION
                             DATED OCTOBER 1, 1993

NAME OF INVESTOR A FUND                                     FEE

 1.  Parkstone U.S. Government Obligations Fund              0.10%
 2.  Parkstone Tax-Free Fund                                 0.10%
 3.  Parkstone Prime Obligations Fund                        0.10%
 4.  Parkstone Treasury Fund                                 0.10%
 5.  Parkstone Municipal Investor Fund                       0.10%
 6.  Parkstone Equity Fund                                   0.25%
 7.  Parkstone Small Capitalization Fund                     0.25%
 8.  Parkstone High Income Equity Fund                       0.25%
 9.  Parkstone International Discovery Fund                  0.25%
10.  Parkstone Balanced Fund                                 0.25%
11.  Parkstone Bond Fund                                     0.25%
12.  Parkstone Limited Maturity Bond Fund                    0.25%
13.  Parkstone Michigan Municipal Bond Fund                  0.25%
14.  Parkstone Municipal Bond Fund                           0.25%
15.  Parkstone U.S. Government Income Fund                   0.25%
16.  Parkstone Intermediate Government Obligations Fund      0.25%
17.  Parkstone Large Capitalization Fund                     0.25%


                                             BISYS FUND SERVICES LIMITED
                                             PARTNERSHIP (formerly, The Winsbury
                                             Company Limited Partnership)

                                             By:  BISYS FUND SERVICES, INC.
                                                  General Partner


                                             /s/ Stephen G. Mintos
                                             -------------------------
                                             Stephen G. Mintos
                                             Executive Vice President


                                             FIRST OF AMERICA BANK CORPORATION
                                             As Agent for the various
                                             Participating Organizations


                                             By: /s/ John B. Rapp
                                                ----------------------
                                                 John B. Rapp
                                                 Executive Vice President